UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2009

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2009, Nortel Networks Corporation (“NNC”) announced that NNC’s wholly-owned principal operating subsidiary, Nortel Networks Limited (“NNL”), entered into an agreement with Export Development Canada (“EDC”) to permit continued access by NNL to its EDC performance-related support facility (“EDC Support Facility”) for an interim period of 30 days for up to a maximum of $30 million of support based on Nortel’s currently estimated requirements over the period. The agreement is conditioned upon receipt of certain court approvals in the CCAA Proceedings (as defined under Item 1.03 below) granting security to EDC over the assets of the Canadian Debtors (as defined under Item 1.03 below). Over the next 30 days, EDC and Nortel will continue to work together to see if a longer term arrangement, acceptable to both parties, can be reached.

Nortel also announced that NNL has entered into an amendment to arrangements with its key supplier, Flextronics. These amendments give NNL confidence that Flextronics will continue to maintain the supply chain following commencement of the proceedings noted under Item 1.03 below. Under the terms of the amendment, NNL has agreed to purchase $120 million of existing inventory by July 1, 2009 and to make quarterly purchases of other inventory and to terms relating to payment and pricing. The amendment is subject to Canadian Court approval in connection with the CCAA Proceedings noted under Item 1.03 below. Certain arrangements with Flextronics will terminate in July of 2009 as a result of the exercise by Flextronics of its termination rights under such agreement, while the other arrangements between the parties will continue in accordance with their terms as amended.

Item 1.03. Bankruptcy or Receivership.

On January 14, 2009, NNC announced that NNC, NNL and certain other subsidiaries organized under Canadian law (collectively, the “Canadian Debtors”) will file an application with the Ontario Superior Court of Justice (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) seeking relief from their creditors (collectively, the “CCAA Proceedings”). The Canadian Debtors will continue to manage their properties and operate their businesses under the supervision of the Canadian Court.

On January 14, 2009, NNC’s indirect subsidiaries Nortel Networks Inc. (“NNI”), a Delaware corporation, Nortel Networks Capital Corporation (“NNCC”), a Delaware corporation, and certain other subsidiaries organized under the laws of Delaware and California (collectively, the “U.S. Debtors”) filed voluntary petitions (collectively, the “Chapter 11 Proceedings”) for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “U.S. Court”). The Chapter 11 Proceedings are being jointly administered under the caption “In re Nortel Networks Inc., et al.”, Chapter 11, Case No. 09-10138. The U.S. Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the U.S. Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the U.S. Court.

Application will be made to the U.S. Court under Chapter 15 of the Bankruptcy Code for recognition of the CCAA Proceedings as “foreign main proceedings.” Application will also be made to the Canadian Court to have the Chapter 11 Proceedings recognized as a “foreign proceeding” under s.18.6 of the CCAA so that the Canadian Court will be able to provide ancillary relief in respect thereof.

In addition, NNC will request the U.S. Court and the Canadian Court to impose certain restrictions on trading in NNC’s common shares and NNL’s preferred shares in order to preserve valuable tax assets in the United States. Trading restrictions, if imposed, would apply immediately to investors beneficially owning at least 4.75% of (i) the outstanding common shares of NNC or (ii) any series of preferred shares of NNL. For these purposes, beneficial ownership will be measured in accordance with special U.S. tax rules that, among other things, apply constructive ownership concepts and take into account indirect holdings. There will be no immediate trading restrictions imposed on debt securities of NNC or its affiliates, but NNC is advising debt holders that the courts may, at NNC’s request, impose certain trading restrictions at a later date.

Certain of NNC’s subsidiaries in Europe, the Middle East and Africa will make comparable filings in Europe. NNC’s affiliates in Asia, including LG Nortel, and in the Caribbean and Latin America, as well as the Nortel Government Solutions business, will continue to operate in the ordinary course, and are not included in the above proceedings.

On January 14, 2009, NNC issued a press release regarding the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the CCAA Proceedings and the Chapter 11 Proceedings (together, the “Voluntary Petitions”) constitute an event of default and cause the automatic and immediate acceleration of debt outstanding under certain indentures (together, the “Accelerated Direct Financial Obligations”) relating to direct financial obligations of NNC, NNL, NNI and NNCC in their respective capacities as issuer or guarantor with respect to certain debt securities issued pursuant to such indentures as are described more fully below. The Accelerated Direct Financial Obligations include:

•	$1 billion aggregate principal amount of floating rate senior notes due July 15, 2011 issued by NNL and fully and unconditionally guaranteed by NNC and NNI;

•	$575 million aggregate principal amount of 1.75% convertible senior notes due April 15, 2012 issued by NNC and fully and unconditionally guaranteed by NNL and NNI;

•	$550 million aggregate principal amount of 10.125% senior notes due July 15, 2013 issued by NNL and fully and unconditionally guaranteed by NNC and NNI;

•	$575 million aggregate principal amount of 2.125% convertible senior notes due April 15, 2014 issued by NNC and fully and unconditionally guaranteed by NNL and NNI;

•	$1,125 million aggregate principal amount of 10.750% senior notes due July 15, 2016 issued by NNL and fully and unconditionally guaranteed by NNC and NNI;

•	$200 million aggregate principal amount of 6.875% senior notes due September 1, 2023 issued by NNL; and

•	$150 million aggregate principal amount of 7.875% senior notes due June 15, 2026 issued by NNCC and fully and unconditionally guaranteed by NNL.

NNC, NNL, NNI and NNCC believe that any efforts to enforce the payment obligations under the Accelerated Direct Financial Obligations will be stayed as a result of the filing of the Voluntary Petitions.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by NNC on January 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/S/ GORDON A. DAVIES
Gordon A. Davies Chief Legal Officer and Corporate Secretary

By:	/S/ ANNA VENTRESCA
Anna Ventresca Assistant Secretary

Dated: January 14, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by NNC on January 14, 2009.

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